                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                 April 29, 1999


                    INTEGRATED PACKAGING ASSEMBLY CORPORATION
    ________________________________________________________________________
             (Exact name of Registrant as specified in its charter)


                                 Delaware
    ________________________________________________________________________
                 (State or other jurisdiction of incorporation)


         0-27712                                        77-0309372
    ___________________                   ___________________________________
    (Commission File No.)                 (IRS Employer Identification Number)


                             2221 Old Oakland Road
                          San Jose, California  95131
                ______________________________________________
                   (Address of principal executive offices)


                                 (408) 321-3600
                ________________________________________________
              (Registrant's telephone number, including area code)


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Item 1.  Changes in Control of Registrant.
         --------------------------------

    On April 29, 1999, Orient Semiconductor Electronics, Limited ("OSE") purchased 4,000,000 shares of the Series A Convertible Preferred Stock (the "Series A Preferred") of Integrated Packaging Assembly Corporation (the "Registrant") for a cash purchase price of $6,800,000. OSE acquired the shares of Series A Preferred from the Registrant pursuant to a Preferred Stock Purchase Agreement dated April 29, 1999 (the "Purchase Agreement"). Each share of Series A Preferred is initially convertible into 13.7487705 shares of the Registrant's Common Stock. Each share of Series A Preferred has voting rights equal to the number of shares of Common Stock into which each such share is convertible. As contemplated by the Purchase Agreement and related documents, upon the closing of the transaction, the Registrant's Board of Directors consisted of three representatives of OSE, one outside independent director, and one management director. Representing OSE are Calvin Lee, President of OSE, Edward S. Duh, Vice President of OSE, and Edmond Tseng, President of
OSE, Inc. (USA). The independent outside director is Don W. Brooks, CO-CEO, UMC Group (USA). Pursuant to the Company's Certificate of Designation of Series A Convertible Preferred Stock, the holders of Series A Preferred shall be entitled to elect three (3) members of the Company's Board of Directors; the holders of Common Stock shall be entitled to elect one (1) member of the Board of Directors; and the holders of Common Stock and Series A Preferred, voting together as a single class on an as-is-converted basis, shall be entitled to elect the remaining members of the Board of Directors. The management director is Patrick Verderico, the Registrant's Chief Executive Officer and President. The source of the consideration used by OSE to acquire the shares of Series A Preferred was general working capital. As a result of the transaction, OSE beneficially owns 100% of the Registrant's Series A Preferred which is convertible into approximately 55.0 million shares of the Registrant's Common Stock. The shares of Series A Preferred purchased by OSE constitute approximately 79.4% of the outstanding voting power of the Registrant and 75% of the Registrant's capital stock on a fully diluted basis. In connection with the transaction, the Registrant's secured creditors have restructured the Registrant's debt, including some debt forgiveness and extended payment terms.

Item 7.  Exhibits.
         --------

     (c)  Exhibits.

          4.1 Stock Purchase Agreement dated April 29, 1999 by and between OSE and the Registrant.

          4.2 Right of First Refusal Agreement dated April 29, 1999 by and between OSE and the Registrant.

          4.3   Certificate of Designation of Series A Convertible Preferred
                Stock.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Integrated Packaging Assembly Corporation


     Dated:  May 7, 1999           By:  /s/ PATRICK VERDERICO
                                         -----------------------
                                         Patrick Verderico,
                                         Chief Executive Officer